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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


         We consent to the incorporation by reference in Registration Statement No. 333-22745 of Diamond Offshore Drilling, Inc. on Form S-8 of our report dated June 24, 2004, appearing in this Annual Report on Form 11-K of Diamond Offshore 401(k) Plan for the year ended December 31, 2003.


/s/ DELOITTE & TOUCHE LLP


Houston, Texas
June 28, 2004